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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-4 of Interstate/Johnson Lane, Inc. of our report dated October 21, 1997, on our audits of the consolidated financial statements of Interstate/Johnson Lane, Inc., and Subsidiaries as of September 30, 1997 and 1996, and for each of the years in the three year period ended September 30, 1997, which report is included in the Annual Report on Form 10-K filed by Interstate/Johnson Lane, Inc. for the year ended September 30, 1997, which is incorporated by reference. We also consent to the reference to our firm under the caption "Experts."





                                      PricewaterhouseCoopers LLP
Charlotte, North Carolina
December 11, 1998